
US DIAGNOSTIC INC. AND SUBSIDIARIES
----------------------------------------------------------------------------------------------------------------------------------

COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
----------------------------------------------------------------------------------------------------------------------------------


                                                                     EXHIBIT 11

      COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 THREE MONTHS ENDED JUNE 30,          SIX MONTHS ENDED JUNE 30,
                                                                ----------------------------         ---------------------------

                                                                   1996              1995               1996           1995
                                                                ---------          --------          ---------       --------

       PRIMARY EARNINGS PER SHARE(1):

       Weighted average shares outstanding                          7,485             4,230              6,816         4,131
       Dilutive effect of conversions                              10,074                --              9,582            --
                                                                ---------          --------          ---------       --------

       Primary weighted average shares of common
       stock and common stock equivalents outstanding              17,559             4,230             16,398         4,131
                                                                =========          ========          =========       ========

       Net Income                                                  $  431            $  606            $ 1,463       $ 1,203

       Adjustment to net income for interest
       savings, net of related income taxes                           658                --              1,319            --
                                                                ---------          --------          ---------       --------

       Adjusted net income                                         $1,089            $  606             $2,782        $1,203
                                                                =========          ========          =========       ========

       Earnings per share - primary                                  $.06              $.14             $  .17          $.29

       FULLY DILUTED EARNINGS PER SHARE:

       Weighted average shares outstanding, including
       escrow shares                                                9,021             4,230              8,210         4,131

       Dilutive effect of conversions                               9,897             4,972              9,610         4,972
                                                                ---------          --------          ---------       --------

       Fully diluted weighted average shares of
       common stock and common stock equivalents
       outstanding                                                 18,918             9,202             17,820         9,103
                                                                =========          ========          =========       ========

       Net Income                                                  $  431          $    606            $ 1,463       $ 1,203

       Adjustments to net income for interest savings,
       net of related income taxes                                    620               775              1,204         1,546
                                                                ---------          --------          ---------       --------

       Adjusted net income                                         $1,051            $1,381             $2,667        $2,749
                                                                =========          ========          =========       ========

       Earnings per share - fully diluted                            $.06              $.15               $.15          $.30
                                                                =========          ========          =========       ========


(1) For the 1995 periods the effects of common stock equivalents was anti-dilutive and therefore excluded from the calculation of earnings per share.